                                                                       Exhibit 1


                          Agreement of Joint Filing

            Pursuant to 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned persons hereby agree to file with the Securities and Exchange Commission the Statement on Schedule 13D (the "Statement") to which this Agreement is attached as an exhibit, and agree that such Statement, as so filed, is filed on behalf of each of them.

            IN WITNESS WHEREOF, the undersigned have executed this Agreement.


                              TYCO INTERNATIONAL LTD.

                              By:        /s/ MARK H. SWARTZ
                                 -----------------------------------------
                                 Name: Mark H. Swartz
                                 Title: Executive Vice President, Chief
                                        Financial Officer


                              UNITED STATES SURGICAL CORPORATION

                              By:        /s/ MARK H. SWARTZ
                                 -----------------------------------------
                                 Name: Mark H. Swartz
                                 Title: Vice President


                               (Page 7 of 7 Pages)